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                                                                   EXHIBIT 10.49



                                 AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER


        THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER ("Amendment") is made and entered into as of August 16, 2000 by and among INTERVISUAL BOOKS, INC. ("Parent"), FAST FORWARD MARKETING, INC. (formerly FFM Acquisition Corp.) ("Company") STEVEN D. ADES, individually ("Ades") and STEVEN D. ADES and LAURIE LEVIT, as co-trustees of THE STEVEN ADES AND LAURIE LEVIT REVOCABLE FAMILY TRUST UTD April 18, 1991 ("Trust").

                                 R E C I T A L S

        A. Parent, Company, Ades and the Trust, among others, entered into an Agreement and Plan of Merger dated March 29, 1999 ("Merger Agreement") which was amended pursuant to Amendment No. 1 thereof dated April 29, 1999. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the same meanings given to them in the Merger Agreement.

        B. The parties hereto desire to make certain amendments to the Merger Agreement with regard to the covenant not to compete contained in Article IX of the Merger Agreement.

                                A G R E E M E N T

                For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

        1. Period. Section 9.1 of the Merger Agreement is hereby amended so that the covenant not to compete contained in Section 9.1 shall terminate as follows:

                (a) In the event Ades voluntarily ceases to be employed by Parent or is terminated by Parent for "Cause" as defined in the Amended and Restated Employment Agreement dated on or about the date hereof between Ades and Parent (the "Employment Agreement"), then upon the earlier of (i) May 14, 2003 or (ii) 12 months after Ades' employment with Parent ceases; or

                (b) In the event Ades' employment with Parent is terminated by Parent without "Cause" (as defined in the Employment Agreement) and the Sales Representative Agreement dated on or about the date hereof is terminated by the Company without cause, then upon the date which is six months after such termination.

        2. Scope. For the purpose of determining the scope of the covenant not to compete contained in Section 9.1 of the Merger Agreement, the phrase "the business

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presently conducted by the Company or the Parent" shall mean the creation, production and distribution of interactive books and playsets and pop-up books and the distribution of video tapes, DVDs, and other video products (as distinguished from the players of such products, which are not covered by the covenant). Ades and Shareholder reaffirm that the agreements and covenants contained in Article IX of the Merger Agreement, as modified herein, are reasonable as to scope and time and necessary to protect the legitimate interests of Parent and the Company.

        3. Modification and Conflicts. Except as expressly amended, modified or supplemented herein all of the terms and conditions of the Merger Agreement remain in full force and effect; provided, however, in the event of any conflict between the provisions of the Merger Agreement as previously amended and the provisions of this Amendment No. 2, the provisions of this Amendment shall control.

        4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all such counterparts taken together will constitute one and the same instrument.

        5. Governing Law. This Amendment shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


/s/ Steven D. Ades                         INTERVISUAL BOOKS, INC., a California
-------------------------------------      Corporation
Steven D. Ades



/s/ Steven D. Ades                         By:   /s/ Waldo H. Hunt
-------------------------------------          ---------------------------------
Steven D. Ades, as Trustee of the              Name:    Waldo H. Hunt
Steven Ades and Laurie Levit Revocable         Title:   Chief Executive Officer
Family Trust UTD April 18, 1991



/s/ Laurie Levit                           FAST FORWARD MARKETING, INC., a
-------------------------------------      California corporation
Laurie Levit, as Trustee of the
Steven Ades and Laurie Levit Revocable
Family Trust UTD April 18, 1991

                                           By:   /s/ Dan Reavis
                                               ---------------------------------
                                               Name:    Dan Reavis
                                               Title:   President



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